UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2014

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 South Wacker Drive, 12th Floor Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 6, 2014, Hyatt Hotels Corporation (“Hyatt”) and Hotel Investors I, Inc., as Borrowers, certain subsidiaries of Hyatt (the “Guarantors”), various Lenders, Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Deutsche Bank Securities, Inc., as Joint Book Runners and Co-Lead Arrangers, and JPMorgan Chase Bank, N.A., Deutsche Bank Securities, Inc. and SunTrust Bank, as Co-Documentation Agents, entered into a Second Amended and Restated Credit Agreement (the “Second Amended and Restated Credit Agreement”). The Second Amended and Restated Credit Agreement provides for a $1.5 billion senior unsecured revolving credit facility (the “Credit Facility”) that matures on January 4, 2019.

The Second Amended and Restated Credit Agreement amends and restates that certain Amended and Restated Credit Agreement, dated as of September 9, 2011, as amended, by and among Hyatt and Hotel Investors I, Inc., the guarantors party thereto, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, Bank of America, N.A., as syndication agent, Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint book runners, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Deutsche Bank Securities, Inc., as co-lead arrangers, and JPMorgan Chase Bank, N.A., Deutsche Bank Securities, Inc., and SunTrust Bank, as co-documentation agents, and provides for the making of revolving loans to the Borrowers and the issuance of up to $250 million of letters of credit for the account of the Borrowers. Hyatt has the option during the term of the Credit Facility to increase the Credit Facility by an aggregate amount of up to an additional $500,000,000 (provided, among other things, new and/or existing lenders agree to provide commitments for this increased amount).

Hyatt may prepay the outstanding aggregate principal amount, in whole or in part, at any time, subject to certain restrictions and upon notice to the Administrative Agent. The Second Amended and Restated Credit Agreement and related documents contain customary affirmative, negative, and financial covenants, representations and warranties, and default provisions.

The foregoing description of the Second Amended and Restated Credit Agreement is qualified in its entirety by reference to the text of the Second Amended and Restated Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The Second Amended and Restated Credit Agreement has been included as an exhibit to this filing to provide investors and security holders with information regarding its terms and is not intended to provide any other factual information about Hyatt or any of its subsidiaries. The representations and warranties in the Second Amended and Restated Credit Agreement were made only for the purposes of the Second Amended and Restated Credit Agreement, as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Second Amended and Restated Credit Agreement are not necessarily characterizations of the actual state of facts concerning Hyatt or any of its subsidiaries at the time they were made or otherwise and should only be read in conjunction with the other information that Hyatt makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 7.01: Regulation FD Disclosure.

On January 6, 2014, Hyatt Hotels Corporation issued a press release announcing that Hyatt had entered into the Second Amended and Restated Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished under Item 7.01 in this Form 8-K, including the information contained in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by Hyatt Hotels Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as set forth by specific reference in such filing.

Item 9.01: Financial Statements and Exhibits.

(d) Exhibits.

10.1	Second Amended and Restated Credit Agreement, dated as of January 6, 2014, among Hyatt Hotels Corporation and Hotel Investors I, Inc., as Borrowers, certain subsidiaries of Hyatt Hotels Corporation, as Guarantors, various Lenders, Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Deutsche Bank Securities, Inc., as Joint Book Runners and Co-Lead Arrangers, and JPMorgan Chase Bank, N.A., Deutsche Bank Securities, Inc. and SunTrust Bank, as Co-Documentation Agents

99.1	Hyatt Hotels Corporation Press Release, dated January 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyatt Hotels Corporation

Date: January 6, 2014	By:	/s/ Gebhard F. Rainer
Gebhard F. Rainer
Executive Vice President, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

10.1	Second Amended and Restated Credit Agreement, dated as of January 6, 2014, among Hyatt Hotels Corporation and Hotel Investors I, Inc., as Borrowers, certain subsidiaries of Hyatt Hotels Corporation, as Guarantors, various Lenders, Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Deutsche Bank Securities, Inc., as Joint Book Runners and Co-Lead Arrangers, and JPMorgan Chase Bank, N.A., Deutsche Bank Securities, Inc. and SunTrust Bank, as Co-Documentation Agents

99.1	Hyatt Hotels Corporation Press Release, dated January 6, 2014